NEWS RELEASE for March 21, 2023

Contact: Dina Masi, CFO

Integrated BioPharma, Inc.

investors@ibiopharma.com

888.319.6962

Integrated BioPharma Announces the Sudden Death of Its Executive Chairman and President

HILLSIDE, NEW JERSEY (March 21, 2023) - Integrated BioPharma, Inc. ((OTCQX: INBP)) (the “Company” or “INBP”) announced that Edward G. Kay, the Company’s Founder, Executive Chairman and President passed away yesterday evening. Mr. Kay was 86 years old.

The Board of Directors issued the following statement:  "We are shocked and greatly saddened by the passing of Jerry Kay.  He was a visionary leader in the nutraceutical business, a devoted husband and father to his children and a good friend.  The Company’s directors and employees, as well as the many people he worked with and mentored over the years, mourn his loss.  We extend our sympathies to his family, particularly his wife, his daughters, and grandchildren, who meant the world to him.”

The Board of Directors will convene at an appropriate time to appoint a new chairperson. At this time, the president, director and chairman positions held by Mr. Kay will remain vacant.

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at ir.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are not guarantees of future performance. Such statements speak only as of the date hereof, are subject to change and should not be relied upon for investment purposes.  INBP undertakes no obligation to revise or update any statements for any reasons. The risks, uncertainties and assumptions include the ability of the Board of Directors to timely fill the vacancy resulting from the death of its Chairman and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q.  Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.